EXHIBIT 10.59

AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

This AMENDMENT TO Agreement for Sale and Purchase of Property (the “Agreement”) is dated as of February 7, 2017 (the “Effective Date”) by and between HAMPTON HOTEL ASSOCIATES LLC, a Delaware limited liability company, (“Seller”); and MARINA HOTEL, LLC, a Virginia limited liability company, or it assigns (“Buyer”), and NEIL AMIN (“Amin”) and SHAMIN HOTELS, INC. (“Shamin Hotels”) as guarantors (individually, a “Guarantor” and together “Guarantors”).

RECITALS:

A.	Seller owns and operates the Crowne Plaza Marina Hotel of Hampton (the “Hotel”) located at 700 and 702 Settlers Landing Road, Hampton, Virginia.
B.	Seller and Buyer have entered into that certain Agreement for Sale and Purchase of Property, dated October 6, 2016 (the “Agreement”).
C.	Seller and Buyer desire to amend the Agreement in certain respects in connection with the closing of the purchase and sale of the Hotel.

Article I.
DEFINED TERMS

1.1	Definitions. Unless otherwise defined herein, capitalized words and phrases have the same meanings that such words and phrases have in the Agreement.

Article II.
amendments

2.1

Inspection Rights.  Buyer acknowledges and agrees that it has completed its inspection of the Hotel under and pursuant to Section 2.2 of the Agreement, it has no further claims with regard to the tangible Personal Property or improvements to the Real Property whether under Section 2.2(p) of the Agreement or otherwise, and accepts the Hotel in its current condition.

2.2	Closing Date. Seller and Buyer agree to extend the Closing Date to February 7, 2017.
2.3

Repair of Personal Property.  Following the completion of its inspection of the Hotel but after the Feasibility Date, Buyer provided Purchaser, on or about January 26, 2017, with a list of Personal Property located at the Hotel which Buyer requested Seller to repair and/or replace.  Seller has offered, and Buyer has agreed to accept, a credit against the Purchase Price in the amount of Eighty-Eight Thousand Dollars ($88,000.00) (the “Repair Credit”) in full satisfaction of any and all obligations of Seller under the Agreement to make any repairs and/or replacements of any Personal Property.  Buyer acknowledges and agrees that the Repair Credit includes Thirty-Eight Thousand Dollars ($38,000.00) that Seller has already spent, or committed to spend, to repair and/or replace:  (i) a damaged awning, (ii) a hot water boiler circuit board, and (iii) a 10 foot glass door.

2.4

Allocation of Purchase Price.  The stated Purchase Price of the Property is $5,562,000 (original purchase price of $5,650,000.00 minus the amount of the Repair Credit).  Seller and Buyer agree that the Purchase Price shall be allocated as follows:  (i) Four Million Five Hundred Fifty Thousand and 00/100 Dollars ($4,550,000.00) to the Real Property, (ii) Eight Hundred Sixty-Two Thousand and 00/100 Dollars ($862,000.00) to tangible Personal Property, and (iii) One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) to intangibles.

2.5

Franchise Termination Expenses.  Pursuant to Section 5.6 of the Agreement, Seller and Buyer are entering into an Escrow Agreement (the “Escrow Agreement”), of even date herewith, pursuant to which Buyer is depositing into escrow an amount equal to the preliminary estimate of certain termination expenses that Seller will owe to InterContinental Hotels Group, LLC in connection with the early termination of Seller’s franchise agreement with IHG.

Article III.
MISCELLANEOUS

3.1	Continuing Effect of Agreement. Except as amended and modified hereby, Seller and Buyer hereby affirm and ratify the Agreement.
3.2	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, Seller, Buyer, and Guarantors have duly executed this Agreement for Sale and Purchase of Property on the date first set forth above.

SELLER:

HAMPTON HOTEL ASSOCIATES LLC,

a Delaware limited liability company

By:______/s/ David R. Folsom_____________________

Manager

[SEAL]

BUYER:

MARINA HOTEL, LLC,
a Virginia limited liability company

By: _______/s/ Neil Amin_________________________

Its: ______Manager______________________________

[SEAL]

GUARANTORS:

______/s/ Neil Amin_______________________(SEAL)
Neil Amin

SHAMIN HOTELS, INC.

By:  ___________/s/ Neil Amin____________________
Name:  Neil Amin
Title:   CEO

[SEAL]

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